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                                                                    EXHIBIT 10.2



                            STOCK PURCHASE AGREEMENT

                                  by and among

                         LEOPOLD STYLING PRODUCTS, INC.
                             a Delaware corporation
                                  ("Purchaser")

                                  JACK SPERLING
                                       and
                                  GARY SPERLING
                                ("Shareholders")



                     with respect to the stock and notes of

                          JDS MANUFACTURING CO., INC.,
                            a California corporation


                            Dated: October 25, 1995
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                            STOCK PURCHASE AGREEMENT


                             THIS STOCK PURCHASE AGREEMENT (this "Agreement") is
made and entered into as of the 25th day of October, 1995, by and among LEOPOLD STYLING PRODUCTS, INC., a Delaware corporation or its assigns ("Purchaser"), and JACK SPERLING AND GARY SPERLING (hereinafter referred to as "Shareholders").

                                    RECITALS

                             A. Shareholders own all of the issued and
outstanding shares of capital stock of JDS Manufacturing Co., Inc., a California corporation, doing business as Alpha 9 (the "Company") and each owns a note, copies of which are attached as Exhibits A-1 and A-2 hereto, evidencing the indebtedness owed by the Company to each of the Shareholders in an aggregate amount as of the date hereof equal to Four Hundred Fifteen Thousand Six Hundred Eighty-Seven Dollars ($415,687) (together, the "JDS Notes") .

                             B. The Company is engaged in the research and
development, manufacture and distribution of nail and nail care products and accessories on a wholesale and retail basis in the United States and worldwide (the "Company's Business" or the "Business").

                             C. Shareholders desire to sell to Purchaser, and
Purchaser desires to purchase from Shareholders, all of the issued and outstanding shares of the capital stock of the Company (the "Stock") and the JDS Notes, free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature, subject to and in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

                             NOW, THEREFORE, in consideration of the foregoing
recitals and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         SALE OF THE STOCK AND JDS NOTES

                             1.1 SALE OF THE STOCK AND JDS NOTES. At the closing
of the transactions contemplated by this Agreement in accordance with Section
6.1 hereof (the "Closing"), Shareholders shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Shareholders, all of the Stock and the JDS Notes, free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type.

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                                   ARTICLE II
                      PURCHASE PRICE AND MANNER OF PAYMENT

                             2.1 PURCHASE PRICE. The total purchase price for
the Stock and the JDS Notes (the "Purchase Price") shall be Four Million Five Hundred Fifteen Thousand Six Hundred Eighty-Seven Dollars ($4,515,687) less any additional adjustment as contemplated by the last sentence of Section 2.2(b) hereof.

                             2.2 PAYMENT OF PURCHASE PRICE. At the Closing,
Shareholders shall be entitled to receive an amount equal to the Purchase Price less the Earnest Money Deposit described in Section 2.3 hereof payable as follows:

                                 (a) CASH PAYMENT. Four Million Fifty Thousand
Dollars ($4,050,000) (if the Closing occurs on the Initial Closing Date) or Four Million Twenty-Five Thousand Dollars ($4,025,000) (if the Closing occurs during the Extended Closing Period) in cash, bank or certified check, or by wire transfer (the "Cash Payment").

                                 (b) ASSIGNMENT OF INSURANCE POLICY. On or prior
to the Closing Date, Shareholders shall cause the life insurance policies owned by the Company on the lives of each of the Shareholders to be assigned to the Shareholders. Such life insurance policies have a cash surrender value as of _____________, 1995 of Eighty-Two Thousand Seven Hundred Ninety-Five Dollars ($82,795). In the event that the cash surrender value on the Closing Date exceeds such amount, the principal amount of the Promissory Note shall be decreased by the amount of such excess.

                                 (c) PROMISSORY NOTE. Purchaser's promissory
note in the principal amount of Three Hundred Thirty-Two Thousand Eight Hundred Ninety-Two Dollars ($332,892) less any additional adjustment as contemplated by the last sentence of Section 2.2(b) hereof in the form of Exhibit A hereto (the "Promissory Note") which shall bear simple interest at a per annum rate equal to the prime rate as published in the "Money Rates" or equivalent section of the Western Edition of the Wall Street Journal with a maximum rate equal to ten percent (10%) per annum and a minimum rate equal to eight percent (8%) per annum. Interest shall be due and payable quarterly commencing ninety (90) days following the Closing Date and continuing on a quarterly basis thereafter until the principal has been paid in full. The principal shall be due and payable in a single balloon payment due and payable on the second anniversary of the Closing Date.

                             2.3 DEPOSITS. Upon Purchaser's approval of the
results of the audit as set forth in Section 5.2(m) hereof and the results of its due diligence as set forth in Section 5.2(n) hereof, Purchaser shall deliver to Shareholders a cashier's check in the amount of Fifty Thousand Dollars ($50,000) on account of the Purchase Price (subject to an increase to Seventy-Five Thousand Dollars ($75,000) in the event Purchaser exercises its right to extend the Closing Date as provided in Section 6.1 hereof) (together the "Earnest Money Deposit"). In the event the Closing does not occur, the Earnest Money Deposit shall be retained or returned as specified in Section 9.3 hereof.

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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                             3.1 GENERAL STATEMENT. The parties make the
representations and warranties to each other which are set forth in this Article
III. Shareholders shall cooperate with Purchaser in the conduct by Purchaser of its due diligence review of the Company. Notwithstanding the foregoing, all such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any financial statement, exhibit, schedule or document delivered by or on behalf of a party hereto or their representative to the other party pursuant to this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance). No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are initially made as of the date hereof and are to be true and correct as of the Closing Date.

                             3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To
induce Shareholders to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that Shareholders will rely thereon, Purchaser represents and warrants the truth, accuracy and completeness of the following:

                                 (a) ORGANIZATION. Purchaser is a corporation
duly formed, validly existing and in good standing under the laws of the State of Delaware.

                                 (b) POWER AND AUTHORITY. Purchaser has full
corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Purchaser is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the other agreements referenced herein to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which Purchaser is a party, or the consummation of the transactions contemplated hereby or thereby.

                                 (c) ENFORCEABILITY. This Agreement and the
other agreements referenced herein to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                                 (d) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND
WARRANTIES. The copies of all documents furnished to Shareholders and their representatives by or on behalf of Purchaser and its representatives are true, complete and correct. No representation or warranty of Purchaser contained in this Agreement or the other agreements referenced herein to which Purchaser is a party, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of Purchaser or its representatives pursuant to or in connection with this Agreement or any of the transactions contemplated hereby contains any

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untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                             3.3 FURTHER REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF PURCHASER. Purchaser further represents, warrants and agrees as follows with respect to the shares of Common Stock of the Company (the "Shares") being acquired hereunder:

                                 (a) ABILITY TO BEAR RISK; BUSINESS AND
FINANCIAL KNOWLEDGE AND EXPERIENCE. Purchaser (i) can bear the economic risk of the purchase of the Shares, including the complete loss of its investment, and
(ii) has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its purchase of the Shares.

                                 (b) KNOWLEDGE RESPECTING THE COMPANY. Purchaser
(i) knows or has had the opportunity to acquire all information concerning the business, affairs, financial condition, plans and prospects of the Company which Purchaser deems relevant to make a fully informed decision respecting the purchase of the Shares; (ii) has been encouraged and has had the opportunity to rely upon the advice of Purchaser's legal counsel and accountants and other advisers with respect to the purchase of the Shares; and (iii) has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans and prospects of the Company and the terms and conditions of the purchase of the Shares as Purchaser has requested so as to more fully understand its investment.

                                 (c) ABSENCE OF REPRESENTATIONS AND WARRANTIES.
Purchaser confirms that neither the Company nor anyone purportedly acting on behalf of the Company has made any representations, warranties, agreements or statements other than those contained herein respecting the business, affairs, financial condition, plans or prospects of the Company nor has Purchaser relied on any representations, warranties, agreements or statements other than those contained herein in the belief that they were made on behalf of any of the foregoing nor has Purchaser relied on the absence of any such representations, warranties, agreements or statements in reaching its decision to purchase the Shares and the Notes.

                                 (d) NO DISTRIBUTION. Purchaser is acquiring the
Shares and the Notes for Purchaser's own account without a view to public distribution or resale, and Purchaser has no contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any Shares or any interest therein to any other person.

                                 (e) SHARES TO BE RESTRICTED. Purchaser
understands that the Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act").

                                 (f) NO REGISTRATION. Purchaser understands that
the Shares have not been registered under the 1933 Act, the Arizona Securities Act (the "Arizona Act") or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale or other disposition unless the Shares are subsequently registered under the 1933 Act, the

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Arizona Act and the securities laws of any other applicable jurisdictions or, in the opinion of counsel for the Company registration is not required under such Acts or laws as the result of an available exemption.

                                 (g) NO OBLIGATION TO REGISTER. Purchaser
understands that (i) the Company is under no obligation to register the Shares under the 1933 Act, the Arizona Act or the securities laws of any other jurisdiction or to take any action which would make available any exemption from such registration, and (ii) Purchaser therefore may be precluded from transferring, selling or otherwise disposing of any Shares or any interest therein for an indefinite period of time or at any particular time.

                                 (h) LEGEND OF CERTIFICATES. Purchaser
understands that there shall be endorsed on the certificates evidencing the Shares a legend substantially to the following effect:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE 'RESTRICTED SECURITIES' AS DEFINED BY RULE 144 UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, AN OPINION OF COUNSEL FOR THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL FOR THIS COMPANY THAT SUCH TRANSFER, SALE OR OTHER DISPOSITION DOES NOT VIOLATE THE ARIZONA SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION OR ANY RULES OR REGULATIONS THEREUNDER."

                                 (i) RESTRICTIONS ON OTHER SECURITIES. Purchaser
understands that, except upon certain limited circumstances, the restrictions on the sale, transfer and disposition of the Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to the Shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                                 (j) STOP ORDERS. Purchaser understands that the
Company and its transfer agent, if any, may refuse to effect a transfer, sale or other disposition of any of the Shares by Purchaser or Purchaser's successors or assigns otherwise than as contemplated hereby.

                                 (k) NO GOVERNMENTAL APPROVAL. Purchaser
understands that no federal or state agency has approved or disapproved the Shares, passed upon or endorsed the

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merits of the offering of the Shares, or made any finding or determination as to the fairness of the Shares for investment.

                             3.4 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.
To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, Shareholders jointly and severally represent and warrant the truth and accuracy of the following, subject only to the exceptions expressly and specifically set forth in the schedules provided for by this Section 3.4 (collectively, the "Disclosure Schedules"):

                                 (a) OWNERSHIP OF STOCK AND JDS NOTES.
Shareholders have good and marketable title to, and rightful possession of all of the shares of the Stock and the JDS Notes, and each and all of the shares of the Stock and each of the JDS Notes are and shall be, upon the delivery thereof to Purchaser, free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type. The JDS Notes are assignable by Shareholders.

                                 (b) POWER AND AUTHORITY. Shareholders have the
full right, power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Shareholders are a party and to consummate the transactions contemplated hereby and thereby.

                                 (c) ENFORCEABILITY. This Agreement and each of
the other agreements referenced herein to which Shareholders are a party have been duly executed and delivered by Shareholders, and constitute legal, valid and binding obligations of Shareholders, enforceable against each Shareholder in accordance with their respective terms.

                                 (d) CONFLICTS; CONSENTS. Neither the execution
and delivery of this Agreement or any of the other agreements referenced herein to which each Shareholder is a party, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or Bylaws, and any amendment thereto, of the Company; (ii) any license, instrument, contract or agreement to which either Shareholder, and/or the Company, is a party or by which either Shareholder, and/or the Company, or any one of them, is bound; or
(iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to either Shareholder, and/or the Company, or any one of them. Neither the execution and delivery by Shareholders of this Agreement or any of the other agreements referenced herein to which each Shareholder is a party, nor the consummation by Shareholders of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the Stock, either of the JDS Notes, or any of the assets of the Company. Neither the execution and delivery by Shareholders of this Agreement, nor the other agreements referenced herein to which either Shareholder is a party, nor the consummation by Shareholders of the transactions contemplated hereby or thereby, will require any consent, permit, license or approval of, or any filing with, any governmental or private entity, body, or other person, firm or other entity.

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                                 (e) CAPITAL STOCK. The Company has authorized
capital stock consisting of Ten Thousand (10,000) shares of common stock, no par value per share, of which One Thousand (1,000) shares are presently issued and outstanding and are held of record by Shareholders. Each and all of the issued and outstanding shares of the Stock have been validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights. Except for the Stock, there are no other authorized or issued or outstanding securities of the Company, of any class, kind or character. There are no outstanding subscriptions, options, warrants or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock, or any options or rights with respect thereto, or any securities convertible into or exchangeable for any shares of capital stock. There are no outstanding obligations of the Company, contractual or otherwise, to repurchase, redeem or otherwise acquire any outstanding shares of the Stock.

                                 (f) SUBSIDIARIES AND AFFILIATES. Except as
disclosed in Schedule 3.4(f) hereto, the Company has no subsidiaries or any other equity investment in any entity. For purposes of this Agreement, the term "Affiliates" shall mean all entities in which a Shareholder is an officer or director, or in which a Shareholder directly or indirectly, owns or controls ten percent (10%) or more of the equity securities of the entity.

                                 (g) ORGANIZATION. The Company is a corporation
duly organized, validly existing and in good standing under the laws of the State of California. Copies of the Articles of Incorporation and Bylaws of the Company and all amendments thereto are attached to Schedule 3.4(g) hereto, and are true, complete and correct copies of such documents, as presently in effect. The minutes of, or the unanimous consents in lieu of, the meetings of the shareholders and/or boards of directors of the Company has been delivered to Purchaser and are true, complete and correct copies of such minutes and unanimous consents, and accurately reflect the events that took place at or in lieu of such meetings.

                                 (h) QUALIFICATION. The Company has not
qualified as a foreign corporation in any states or countries within which it sells and distributes its products. The Company sells and distributes its products throughout the United States and the world.

                                 (i) ASSETS.

                                     (i) The Company has good and marketable
title to and rightful possession of all of the assets reflected in the September Balance Sheet (as hereinafter defined) delivered to Purchaser and to all of the assets acquired by it since the date of the September Balance Sheet (other than those assets disposed of after the date of the September Balance Sheet only in the ordinary course of business), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever kind or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens or liabilities disclosed in Schedule 3.4(i) hereto.

                                     (ii) The inventories of the Company are in
good and merchantable condition. Since the date of the September Balance Sheet, there have been no

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material write-downs in the value of the Company's inventories or material write-offs with respect to such inventories.

                                     (iii) The accounts receivable reflected in
the September Balance Sheet and those existing since the date of the September Balance Sheet or existing on the books of the Company at the Closing are believed by Shareholders to be good and collectible less any reserves for collectibility thereof reflected therein.

                                     (iv) The furniture, fixtures and equipment
of the Company reflected in the September Balance Sheet and such items of furniture, fixtures and equipment acquired since the date of the September Balance Sheet to the Closing are in good and working condition and repair.

                                 (j) BANK ACCOUNTS. Schedule 3.4(j) hereto sets
forth the name and location of each bank in which the Company has an account, lock box or safe deposit box, the number of each such account or box, the names of all signatories thereto and the persons authorized to draw thereon or have access thereto. No power of attorney exists from the Company.

                                 (k) ABILITY TO CONDUCT BUSINESS. The assets
reflected in the September Balance Sheet and those acquired since the dates thereof to the Closing, constitute all of the assets and properties of the Company.

                                 (l) REAL PROPERTY; LEASES. A true, complete and
correct list of all real property of every kind, and all interests in real property, which is owned, leased, occupied or used by the Company, is disclosed in Schedule 3.4(l) hereto.

                                 (m) CONTRACTS. Disclosed in Schedule 3.4(m)
hereto is a true, complete and correct list of every written (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like, to which the Company is a party or are bound; (ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by the Company, or to which the Company contributes; (iii) plan of the Company providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales agency, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement; (ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier; (xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by the Company to any person or entity; (xiii) contract or agreement to which the Company is a party or by which the Company, or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $5,000 in any one calendar year; and
(xiv) contract

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or agreement to which the Company is a party or by which the Company or any of its assets is bound, which is either individually or collectively material to the condition (financial or otherwise), assets, business or prospects of the Company. (All of the foregoing plans, contracts and agreements are referred to herein collectively as the "Contracts.") Each of the Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and (x) there is not existing any default, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an event of default, by the Company, or either of them, or any other party thereto under any of the Contracts; (y) no party to any of the Contracts has given any notice of default or termination, nor do Shareholders or the Company have any reason to believe that such notice shall be given; and (z) the Company has not waived any material right under or with respect to any of the Contracts. The Company is not bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor, or to purchase goods or services at prices above the prevailing market prices therefor. The Company has no reason to believe that there is a likelihood that any of the material customers of or suppliers to the Company will terminate its or their business relationship with the Company for any reason whatsoever.
Schedule 3.4(m) hereto, accurately describes all material transactions that have occurred on or after December 31, 1994, between the Company and either Shareholder, or either of them, and/or any of the Affiliates. There are no oral Contracts to which the Company is a party or by which the Company is bound that would materially affect the business or financial condition of the Company.

                                 (n) INSURANCE. Schedule 3.4(n) hereto contains
a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two (2) years have been, maintained in force by or for the account of the Company with respect to its business and assets (such policies are hereinafter referred to as the "Policies"). The Company has been continuously, and is presently, insured by insurers unaffiliated with Shareholders or the Company, with respect to its or their property and the conduct of its business. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to January 1, 1992, has the Company been denied insurance coverage. At no time subsequent to January 1, 1992, has any insurance carrier cancelled or reduced any insurance coverage for the Company or given any notice or other indication of its intention to cancel or reduce any such coverage.

                                 (o) INTELLECTUAL PROPERTY. The Company owns or
holds all of the rights to use all trademarks, trade names, fictitious names and service marks that are used in the conduct of its business. Schedule 3.4(o) hereto sets forth a true, complete and correct list of all trademarks, trade names, fictitious names and service marks and all licenses or rights under the same which are presently or which have been, during the past two years, owned or used by the Company (collectively, the "Trademarks"). Except with respect to communications set forth in Schedule 3.4(o), none of the matters covered by the Trademarks, nor any of the products or services sold or provided by the Company, nor any of the processes used or the business practices followed by the Company, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity. The Company

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is not obligated to pay any royalty or other payment with respect to any
Trademark, except as disclosed in Schedule 3.4(o).

                                 (p) LICENSES AND PERMITS. Schedule 3.4(p)
hereto contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals and authorizations (collectively "Licenses") applied for, issued to, or owned or held by the Company. The Company has all Licenses necessary for the conduct of its business assets and the ownership and use of its assets, properties and the premises occupied by it.

                                 (q) TAXES. All federal, state, county and local
taxes, including without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or charges (collectively, "Taxes") levied, assessed or imposed upon the Company and its business, assets or properties, have been duly and fully paid or have been adequately provided for on the Financial Statements (as hereinafter defined). In addition, Shareholders, acting in reliance upon the Company's accountant, believe that all returns and reports with respect to Taxes required by law or regulation to be filed by the Company, on or prior to the date hereof shall have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or, to the actual knowledge of Shareholders, threatened, against the Company with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county or local authority relating to Taxes.

                                 (r) LABOR DISPUTES; UNFAIR LABOR PRACTICES.
Except as disclosed in Schedule 3.4(r) hereto, there is not pending nor, to the actual knowledge of Shareholders, threatened, any labor dispute, grievance, strike or work stoppage involving any of the employees of the Company that affects or that may affect the financial condition, business, operations, assets or prospects of the Company. There is not pending nor, to the actual knowledge of Shareholders, threatened, any charge or complaint against or involving the Company, or any of its officers or employees, by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges presently pending nor, to the actual knowledge of Shareholders, threatened, by or on behalf of any employee of the Company.

                                 (s) FINANCIAL STATEMENTS.

                                     (i) Shareholders have previously furnished
Purchaser with true, complete and correct copies of the unaudited financial statements of the Company as of and for the twelve (12) month period ended September 30, 1994 (the "September Financial Statements"). The September Financial Statements contain (a) a balance sheet of the Company as of September 30, 1994 (the "September Balance Sheet"), (b) a statement of income and claimed earnings for the Company for the twelve (12) month period ended September 30, 1994 (the "September P&L"), and (c) any notes related thereto. The September Financial Statements have been prepared on an accrual basis from the books and records of the Company and in accordance with generally accepted accounting principles. The September Balance Sheet fairly presents the financial position of the Company as of the date thereof. The September P&L fairly presents the results of the operations of the Company for the twelve (12) month period ended September 30, 1994.

                                     (ii) The Company has no liabilities or
obligations, fixed or contingent, accrued or unaccrued, that are not reflected, adequately reserved against or otherwise disclosed on the September Balance Sheet, excepting only those liabilities and obligations incurred by the Company in the ordinary course of its business between the date of the September Balance Sheet and the Closing Date, none of which liabilities is individually or collectively material, incurred in violation of this Agreement, or would require accrual and/or disclosure under generally accepted accounting principles.

                                 (t) BOOKS AND RECORDS. The books and records of
the Company with respect to its assets, business, operations, properties and prospects have been maintained in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by Shareholders, or either of them, and the Company.

                                 (u) LIABILITIES. Except as either fully
disclosed in Schedule 3.4(u) hereto, or fully and properly reflected on or reserved for in the September Balance Sheet or incurred by the Company after the date of the September Balance Sheet only in the ordinary course of business, none of which are either individually or collectively material and none of which would require accrual or disclosure under generally accepted accounting principles, the Company has no (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles, or (ii) other accrued debts or obligations, relating to or arising out of any act, transaction, circumstance or state of facts that occurred or existed on or before September 30, 1994. Since September 30, 1994, the Company has not incurred any debts or obligations, other than debts and obligations incurred in the ordinary course of business of the Company, none of which are either individually or collectively material and none of which would require accrual or disclosure under generally accepted accounting principles. Schedule 3.4(u) hereto contains a true, complete and correct list of all contracts and agreements pursuant to which the Company has guaranteed or indemnified any debt, liability or obligation of any other person or entity, including, without limitation, either of Shareholders or any Affiliate (including, without limitation, the execution of any document obligating the Company with respect to any performance or other bond), or pursuant to which the Company has pledged or otherwise encumbered any of its or their assets. Except as disclosed in Schedule 3.4(u) hereto, the Company is not indebted to either of Shareholders or any of the Affiliates, nor are Shareholders, or either of them, or any of the Affiliates, indebted to the Company.

                                 (v) SUBSEQUENT EVENTS. Since September 30,
1994, the Company has not:

                                     (i) created or suffered to exist any
material liens or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                                     (ii) other than in the ordinary course of
business, sold or transferred any of its assets or property (including sales and transfers to Affiliates);

                                     (iii) suffered any material loss, or
material interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                                     (iv) suffered any material change in its
business, business activities, business prospects, or condition;

                                     (v) written off any equipment as unusable
or obsolete or for any other reason;

                                     (vi) waived any material rights;

                                     (vii) paid any Affiliate or been charged by
any Affiliate for goods sold or services rendered, or paid any Affiliate or been charged by any Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                     (viii) paid, declared or set aside any
dividends or other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                                     (ix) incurred or committed to incur any
individual capital expenditures in excess of $5,000 or in the aggregate in excess of $25,000;

                                     (x) incurred any indebtedness for borrowed
money;

                                     (xi) increased the compensation payable to
any employee except in the ordinary course of business;

                                     (xii) paid or incurred any management or
consulting fees;

                                     (xiii) Except for LINDA ELIMORE, hired any
employee who shall have an annual salary in excess of $25,000; and

                                     (xiv) without limitation by the enumeration
of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by Shareholders into this Agreement or their consummation of the transactions contemplated hereby).

                                 (w) NO MATERIAL CHANGES. The Company has not
suffered or been threatened with any material adverse change in its business or financial condition, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between the Company and any of its customers, suppliers or key employees.

                                 (x) ERISA.

                                      (i) Except as disclosed in Schedule 3.4(x)
hereto, the Company does not maintain, administer or contribute to, and did not at any time during the past three (3) years, maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee pension benefit plans disclosed in Schedule 3.4(x) hereto are hereinafter referred to as the "Pension Plans"); (B) employee welfare benefit plan (as defined in Section 4.4(x) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee welfare benefit plans disclosed in Schedule 3.4(x) hereto are hereinafter referred to as the "Welfare Plans"); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement (the plans, insurance or similar arrangements so disclosed in Schedule 3.4(y) hereto are hereinafter referred to as the "Employee Benefit Plans").

                                      (ii) All Pension Plans, Welfare Plans and
Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), other federal statutes, state law and the regulations and rules promulgated pursuant thereto. All necessary governmental approvals for the Pension Plans, the Welfare Plans and the Employee Benefit Plans have been obtained, and/or a favorable determination as to the qualification under the Code of each of the Pension Plans and each amendment thereto has been made by the Internal Revenue Service, and all of the Pension Plans remain qualified under the Code.

                                      (iii) No Pension Plan, no Welfare Plan, no
"disqualified person" (as such term is used in Section 4975(c)(1) of the Code) has engaged, and Shareholders have not engaged, in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction which is exempt under
Section 408 of ERISA or Section 4975(d) of the Code.

                                      (iv) The Company has not incurred any
liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Pension Plan subject to Title IV of ERISA; there is currently no active filing by the Company with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by the Company, and the Company has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                                 (y) EMPLOYEES AND CONSULTANTS. Schedule 3.4(y)
hereto contains a true and complete list of all of the employees of the Company, and such list fully and accurately reflects their salaries, wages, other compensation (other than benefits under Employee Benefit Plans), dates of employment, job descriptions and birth dates. Except as disclosed in Schedule 3.4(y) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which the Company is a party, or by which the Company is bound. Except as disclosed in Schedule 3.4(y) hereto, the Company does not owe any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay, sick leave rights and amounts payable under Employee Benefit Plans, and all of such sums that accrue from the date hereof until the Closing shall be paid by the Company on or prior to the Closing Date.

                                 (z) LITIGATION. Except as disclosed in Schedule
3.4(z) hereto, there is no litigation or proceeding, in law or in equity, and to the Shareholders' knowledge, there are no proceedings or investigations or inquiries before any commission or other governmental or private administrative authority, pending, or threatened, against the Company with respect to or affecting the business or financial condition of the Company, or the consummation of the transactions herein contemplated, or with respect to or affecting the Pension Plans, Welfare Plans or Employee Benefit Plans of the Company or the use of the assets of the Company.

                                 (aa) UNASSERTED CLAIMS. Shareholders have no
actual knowledge of any facts that, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company, would have a material adverse effect on the business or financial condition of the Company or the consummation of the transactions herein contemplated, or the use of the assets or properties of the Company after the Closing.

                                 (ab) ABSENCE OF PRODUCT OR SERVICE WARRANTIES.
Except as disclosed in Schedule 3.4(ab) hereto, or included in Schedule 3.4(m) hereto, neither the Company, nor the Shareholders, in their capacity of officer, director, employee or agent of the Company, has made any written warranties with respect to the quality or absence of defects of the products or services of the Company that the Company has sold or performed, and that are in force as of the date hereof. To the actual knowledge of Shareholders, there are no material claims pending or threatened against the Company with respect to the quality of or absence of defects in such products or services. The Company has not been required to pay direct, incidental or consequential damages to any person in connection with any of such products or services at any time during the five (5) year period preceding the date hereof.

                                 (ac) ABSENCE OF JUDICIAL ORDERS. The Company is
not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel or business activities.

                                 (ad) COMPLIANCE WITH LAW. Except as set forth
in Schedule 3.4(ad), the Company, and except with respect to the matters covered by 3.4(h) above, the conduct of the Business, the use by the Company of the Company's properties, assets and personnel, the provision of the Company's services, and the business activities of the Company are in compliance with all applicable laws which noncompliance with would have a material adverse effect on the Company, and the Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license, permit, approval or authority from, any governmental or private authority or body to which any of its properties, assets, personnel or business activities are subject, the non-compliance with, or violation of, which would have a material and adverse effect on the Business, including, without limitation, laws and regulations relating to occupational health and safety; equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination; medicare; and the environment (including, without limitation, laws, regulations relating to: toxic or hazardous substances; reporting or notification for hazardous and extremely hazardous substances (collectively referred to as "Environmental Laws")). Except as set forth in Schedule 3.4(ad) hereto, the Company has not received notice of any violation of a type referred to in any portion of this Section 3.4(ad).

                                 (ae) HAZARDOUS MATERIALS. To Shareholders
actual knowledge there has been no storage, treatment, generation, discharge, transportation or disposal of industrial, toxic or hazardous substances or solid or hazardous waste by, or on behalf of, the Company, in violation of any Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any Federal, state or local governmental authority. There has been no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind by, or on behalf of, the Company into the environment (including, without limitation, into air, water or ground water) of any materials including, without limitation, industrial, toxic or hazardous substance or solid, medical or hazardous waste, as defined under any Federal, state or local law, statute, rule or regulation other than those releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 3.4(ae) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

                                 (af) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND
WARRANTIES. The copies of all documents furnished to Purchaser, or any of its representatives by or on behalf of the Company or Shareholders, or any of them, or its or their representatives, are true, complete and correct. No statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of Shareholders or their representatives pursuant to or in connection with this Agreement or the other agreements to be executed by Shareholders pursuant hereto or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                                 (ag) THE JDS NOTES. The JDS Notes have a
principal balance as of the date hereof, and shall have a principal balance as of the Closing Date, of $415,687.

                                   ARTICLE IV
                          CONDUCT PRIOR TO THE CLOSING

                             4.1 GENERAL. Between the date hereof and the
Closing Date, Shareholders and Purchaser shall have the rights and obligations that are set forth in this Article IV.

                             4.2 CONDUCT BY SHAREHOLDERS. The following are the
obligations of Shareholders:

                                 (a) ACCESS TO RECORDS. Shareholders shall, and
shall cause the Company and its employees, officers, agents, representatives and accountants to, fully cooperate with Purchaser to allow the officers, employees, attorneys, consultants and accountants of Purchaser access during normal business hours to all of the properties, books, contracts, documents and records of the Company and furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request.

                                 (b) BUSINESS IN ORDINARY COURSE. Shareholders
shall cause the Company to carry on its business and affairs as heretofore carried on, and Shareholders and the Company will not order, purchase or lease any products, inventory, equipment, leased personalty, or other items, or dispose of any of their assets or leased property, or issue any quotations, or prepay any of its or their material obligations, incur any liabilities or obligations, hire or discharge any employee or officer or, without limitation by specific enumeration of the foregoing, enter into any other transaction, except in the usual and ordinary course of its business in accordance with the past practices of the Company. Without limiting the generality of the foregoing, Shareholders shall not permit the Company, without consultation with and disclosure to Purchaser, to:

                                     (i) create or suffer to exist any liens or
encumbrances with respect to any of the assets or properties of the Company, that shall not be discharged at or prior to the Closing Date, other than liens for nondelinquent taxes;

                                     (ii) incur any additional indebtedness for
borrowed money;

                                     (iii) sell or transfer any material assets
or properties (including sales and transfers to Affiliates);

                                     (iv) acquire or enter into any agreement or
understanding (oral or written) to acquire the stock or assets of any other person, firm, corporation or other entity;

                                     (v) make any material change in the conduct
or nature of any aspect of their business, whether in the ordinary course of business or not, or whether or not the change has or will have a material adverse affect on the business activities, financial condition, or business prospects of the Company;

                                     (vi) waive any material rights;

                                     (vii) pay any Affiliate, or be charged by
any Affiliate, for goods sold or services rendered or be charged by any Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                     (viii) incur or commit to incur any
individual capital expenditures in excess of $5,000, or in the aggregate in excess of $25,000;

                                     (ix) amend employment contracts or the
terms and conditions of employment of any officer, director or employee earning total annual compensation in excess of $25,000, other than normal merit and cost of living increases to employees in accordance with the general prevailing practices of the Company, existing prior to the date of this Agreement;

                                     (x) pay or incur any management or
consulting fees;

                                     (xi) hire any employee who shall have an
annual salary in excess of $25,000;

                                     (xii) enter into any transaction other than
in the usual and ordinary course of business; or

                                     (xiii) make any payments of principal in
respect of the JDS Notes.

                                 (c) EMPLOYEES. Shareholders shall use their
best efforts to retain, and shall cause the Company to retain, the Business intact, including keeping available the services of each of its present employees, representatives and agents.


                                 (d) DIVIDENDS. Shareholders shall cause the
Company to refrain from declaring, making or paying any dividend or other distribution with respect to its capital stock or otherwise, or purchasing, redeeming or otherwise acquiring any shares of its capital stock.

                                 (e) CONFIDENTIALITY. Until the Closing, and at
all times thereafter as provided in Section 7.1(d) hereof, Shareholders will maintain as confidential the discussions with Purchaser, and the terms and conditions of this Agreement, and the other agreements to be executed in connection herewith, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Purchaser.

                                 (f) EXCLUSIVITY. Shareholders will negotiate
the sale of the stock, assets and properties of the Company, or any portion thereof, only with Purchaser and Shareholders will not permit the Company to, directly or indirectly, enter into any discussion with, or disclose any information in relation to the stock or the assets of the Company to, any other person, firm or other entity, other than Purchaser, prior to the Closing Date (or the last day of the Extended Closing Period in the event Purchaser exercises its right to extend the Initial Closing Period), with a view to the sale of the assets of the Company, or the Stock or any portion thereof.

                                 (g) EQUITABLE RELIEF. Shareholders acknowledge
that the covenants contained in each of paragraphs (d) and (e) of this Section
4.2 are a material inducement for Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, Shareholders acknowledge that the restrictions contained in each of paragraphs
(d) and (e) of this Section 4.2 are reasonable and necessary for the protection of the business of Purchaser, the Company, and Purchaser's investment in the Company, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Shareholders of any of the provisions of any of paragraphs
(d) or (e) of this Section 4.2, Purchaser shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining Shareholders from the activity or threatened activity constituting, or which would constitute, a breach.

                                 (h) SEVERABILITY. Each and every provision set
forth in each of paragraphs (d) and (e) of this Section 4.2 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of each of paragraphs (d) and (e) of this Section 4.2 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

                                 (i) CONSENTS. Shareholders shall use their best
efforts and make every good faith attempt to obtain any and all consent and estoppel letters reasonably requested by Purchaser to or in connection with the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, license, permit, agreement or other instrument, that is to be an asset of the Company, or which may be necessary, appropriate or required in order to permit the conduct of the business and operations of the Company after the Closing to be in all respects the same as the conduct of the business and operations of the Company prior to the Closing.

                             4.3 OBLIGATIONS OF PURCHASER. The following shall
be Purchaser's obligations:

                                 (a) NONDISCLOSURE/CONFIDENTIALITY. From and
after the date of this Agreement until the Closing, or in the event that the Closing shall not occur, then thereafter, Purchaser shall not disclose to any third party (other than to its employees having a need to know such information in connection with the transaction contemplated hereby, or to its attorneys, accountants, consultants, investors and lenders), or use for any purpose other than as contemplated by this Agreement, any information provided Purchaser by the Company or Shareholders regarding the Company ("Information"). Purchaser agrees not to disseminate such Information to others except as hereinabove described, nor to use or permit to be used through its agents, employees or others on behalf of Purchaser to damage the Company. The preceding two (2) sentences shall not apply to information that (i) is, was, or becomes generally known or available to the public or the industry other than as a result of a disclosure by Purchaser in violation of this Agreement; (ii) was previously known by Purchaser; (iii) is subsequently obtained by Purchaser from an independent third-party source having no obligation of confidentiality to the Company; or (iv) is required to be disclosed by law. Purchaser shall advise Shareholders, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, such that Shareholders can seek appropriate legal relief.

                             4.4 JOINT OBLIGATIONS OF SHAREHOLDERS AND
PURCHASER. The following shall apply with equal force to Shareholders and
Purchaser:

                                 (a) NOTICE. Each party shall promptly give the
other parties written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or which might reasonably be expected to prevent the consummation of the transactions herein contemplated.

                                 (b) PERFORMANCE. No party shall intentionally
perform or omit to perform any act that, if performed or omitted, would prevent or excuse the performance of this Agreement by any party hereto or that would result in any representation or warranty contained herein of that party being untrue in any material respect as of the date hereof and as if originally made on and as of the Closing Date.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

                             5.1 CONDITIONS PRECEDENT TO SHAREHOLDERS'
OBLIGATIONS. The obligation of Shareholders to consummate the transactions contemplated hereby is subject to fulfillment by Purchaser, or written waiver by Shareholders, of each of the following conditions precedent on or prior to the Closing Date:

                                 (a) REPRESENTATIONS AND WARRANTIES. Each and
every representation and warranty made by Purchaser shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                                 (b) PURCHASER'S OBLIGATIONS PERFORMED. All
obligations of Purchaser to be performed hereunder through and including the Closing Date (including, without limitation, all obligations that Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                                 (c) PURCHASER'S CLOSING CERTIFICATE. Purchaser
shall have executed a closing certificate, dated as of the Closing Date, in form and content substantially similar to Exhibit B attached hereto ("Purchaser's Closing Certificate").

                                 (d) SHAREHOLDERS' GUARANTIES. Purchaser shall
have secured the release of Shareholders from liability for any personal guaranty issued by Shareholders as the shareholders of the Company with respect to any liability of the Company for borrowed money, or, in the alternative, Purchaser shall deliver an agreement of indemnification, in form and content mutually satisfactory to Purchaser and Shareholders, pursuant to which Purchaser will indemnify Shareholders for any such personal guaranty.

                                 (e) RECEIPT OF OPINION OF PURCHASER'S COUNSEL.
Shareholders shall have received a favorable opinion of O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, P.A., counsel for Purchaser, in form and substance satisfactory to counsel to the Company and Shareholders, dated the Closing Date, and confirming the following:

                                     (i) Purchaser is a corporation duly
organized, validly existing and in good standing under the laws of its state of incorporation.

                                     (ii) The execution and delivery of this
Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, have been duly authorized by all appropriate corporate action of Purchaser and will not violate any provisions of the articles of incorporation or bylaws of Purchaser, nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with or cause the acceleration of maturity under, any loan agreement, note, debenture, indenture, mortgage, deed of trust or other agreement of which such counsel have knowledge to which Purchaser is a party or by which either is bound.

                                     (iii) This Agreement has been duly executed
and delivered and this Agreement is the legal and binding obligation of Purchaser.

                             5.2 CONDITIONS PRECEDENT TO PURCHASER'S
OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment by Shareholders, or written waiver by Purchaser, of each of the following conditions precedent on or prior to the Closing Date:

                                 (a) REPRESENTATIONS AND WARRANTIES. Each and
every representation and warranty made by Shareholders shall be true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                                 (b) SHAREHOLDERS' OBLIGATIONS PERFORMED. All
obligations of Shareholders to be performed hereunder through and including the Closing Date (including, without limitation, all obligations that Shareholders would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                                 (c) CONSENTS. All of the consents, approvals
and estoppel letters referred to in Section 4.2(i) shall have been obtained and, to the extent licenses, authorities or permits held by the Company are not assignable or transferrable, Purchaser has either obtained licenses, authorities and permits for the Company on substantially the same terms as such licenses, authorities and permits were originally issued to the Company or has obtained binding commitments from the applicable authorities to issue such licenses, authorities and permits to the Company following the Closing.

                                 (d) NO SUIT, PROCEEDING OR INVESTIGATION. No
suit, proceeding, inquiry or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the transactions herein contemplated.

                                 (e) CLOSING CERTIFICATE OF SHAREHOLDERS.
Shareholders shall have executed a closing certificate, dated the Closing Date, in form and content substantially similar to Exhibit C attached hereto ("Shareholders' Closing Certificates").

                                 (f) SUPPLIER AGREEMENTS. SMW (the "Supplier")
shall have entered into agreements with the Company satisfactory to Purchaser in its sole discretion.

                                 (g) RELEASES. Each Shareholder and each
director and officer of the Company shall generally release the Company from any and all claims, whether known or unknown, other than indebtedness owing from the Company to the Shareholders.

                                 (h) STATE OF CALIFORNIA LICENSES, PERMITS AND
CERTIFICATES OF NECESSITY. Purchaser shall have received from the State of California, and the County of Los Angeles, any and all licenses, permits, authorities and certificates of necessity permitting the ownership of the Stock by Purchaser and the ability of the Company to fully conduct and operate its business after the Closing in the same manner as conducted and operated prior to the Closing, including, without limitation, receipt by Purchaser from the California State Department of Taxation and Finance to the effect that the Company has filed, or is on extension to file, all franchise tax returns and has paid all franchise taxes, penalties and interest, if any, due with respect thereto (the "Tax Clearance Certificates").

                                 (i) DISCLOSURE SCHEDULES. Purchaser shall have
received from Shareholders the Disclosure Schedules referred to in Section 3.4 hereof and all amendments and modifications thereto delivered pursuant to
Section 10.1, and Purchaser shall be reasonably satisfied with the nature and extent of the disclosures made therein and the representations and warranties of Shareholders, and either of them, as modified by the disclosures contained in the Disclosure Schedules.

                                 (j) AUTOMOBILES. Shareholders shall have
returned the 1994 Jeep Cherokee and 1994 Corvette to the Company on or prior to the Closing.

                                 (k) LIFE INSURANCE POLICIES. On or prior to the
Closing, Shareholders shall have caused the Company to assign to Shareholders the life insurance policies maintained by the Company on the lives of such Shareholders. Purchaser shall have received a statement from the insurer respecting the cash surrender value of such life insurance policies as of the date of the assignment thereof to the Shareholders.

                                 (l) RECEIPT OF SATISFACTORY AUDIT REPORT.
Purchaser shall have received and approved, in Purchaser's sole discretion, the audit report by a certified public accounting firm engaged by Purchaser.

                                 (m) PURCHASER'S DUE DILIGENCE. Purchaser shall
have completed its due diligence investigation of the Company and the results of such due diligence shall have been satisfactory to Purchaser, in its sole discretion.

                                 (n) RECEIPT OF OPINION OF COUNSEL FOR THE
COMPANY AND SHAREHOLDERS. Purchaser shall have received a favorable opinion of Goldfarb, Sturman and Averbach, counsel for the Company and Shareholders, in form and substance satisfactory to Purchaser's counsel, dated the Closing Date, and confirming the following:

                                     (i) The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own its assets and properties and to carry on its business as it is now being conducted.

                                     (ii) The Company was incorporated under the
laws of the State of California on October 9, 1987 and has an authorized capital consisting of Ten Thousand (10,000) shares of Common Stock, par value $10.00 per share, of which One Thousand (1,000) shares are validly issued and outstanding, fully paid and non-assessable.

                                     (iii) The execution and delivery of this
Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of Company's articles of incorporation or bylaws nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description of which such counsel has knowledge to which the Company or any Shareholder is a party or by which any of them is bound, or any judgment, decree, order or award of any court, governmental body, or arbitrator of which such counsel has knowledge, or any applicable law, rule or regulation. Counsel may rely upon Shareholders' representations with respect to the existence or nonexistence of any such loan agreement, note, debenture, mortgages, deed of trust, lease, contract, agreement or other obligation.

                                     (iv) Shareholders have full power and
authority to execute, deliver and perform this Agreement, and this Agreement is the legal and binding obligation of Shareholders and is enforceable against both of them in accordance with its terms.

                                     (v) Except for matters disclosed in this
Agreement, counsel has no actual knowledge of any suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting the Company, its business or its assets and properties, or of any litigation affecting the right of any

Shareholder to enter into or perform this Agreement in any court or before or by any federal, state or governmental department or agency or of the existence of any order, judgment, decree or ruling of any court or governmental department or agency affecting the Company's business or its assets and properties.

                                     (vi) Shareholders have, and at the Closing
shall have effectively conveyed, transferred and assigned to Purchaser, good and marketable title to the Stock, free and clear of all liens, pledges, claims and encumbrances. Counsel may rely upon Shareholders' representations with respect to their ownership of the Shares and the JDS Notes.

                                 (o) JDS NOTES. Purchaser shall have received a
certification from each Shareholder respecting the outstanding indebtedness of the Company under each of the JDS Notes.

                                   ARTICLE VI
                                     CLOSING

                             6.1 TIME AND PLACE OF CLOSING. The Closing shall
take place within ninety (90) days following the satisfaction of the condition precedent set forth in Section 5.2(l) hereof (the "Initial Closing Date"), at the offices of O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, P.A., One East Camelback Road, Phoenix, Arizona 85012. If at the end of the Initial Closing Period Purchaser requires additional time in which to close the transaction contemplated hereby, Purchaser shall, in its sole discretion, have the right to deposit an additional Twenty-Five Thousand Dollars ($25,000) to be applied against the Purchase Price as consideration to extend the Initial Closing Period for an additional sixty (60) day period (the "Extended Closing Period").

                             6.2 FORM OF DOCUMENTS. At the Closing, each party
shall deliver the documents, and shall perform the other acts, that are set forth in this Article VI. All documents which Shareholders shall deliver shall be in form and content reasonably satisfactory to Purchaser. All documents that Purchaser shall deliver shall be in form and content satisfactory to Shareholders.

                             6.3 PURCHASER'S DELIVERIES. Subject to the
fulfillment or written waiver of the conditions precedent set forth in Section
5.2 hereof, Purchaser shall execute and/or deliver to Shareholders at the Closing all of the following:

                                 (a) CASH PAYMENT. The Cash Payment.

                                 (b) PROMISSORY NOTE. The Promissory Note.

                                 (c) CORPORATE RESOLUTIONS. A certified copy of
resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement, the other agreements referenced herein to be executed by Purchaser, and the transactions contemplated hereby and thereby.

                                 (d) OTHER DOCUMENTS. Without limitation by
specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated.

                             6.4 SHAREHOLDERS' DELIVERIES. Subject to the
fulfillment or waiver of the conditions set forth in Section 5.1 hereof, Shareholders shall deliver to Purchaser at the Closing, and shall execute and/or deliver to Purchaser all of the following:

                                 (a) GOOD STANDING CERTIFICATES. Certificates of
good standing for the Company by the Secretary of State of California, such certificates of good standing to be issued at a date not earlier than seven (7) days prior to the Closing Date.

                                 (b) CLOSING CERTIFICATE. Shareholders' Closing
Certificate executed by Shareholders.

                                 (c) DELIVERY OF CORPORATE DOCUMENTS. All of the
following items shall have been delivered to Purchaser:

                                     (i) Stock certificates representing the
Stock, duly endorsed in blank or accompanied by duly executed in-blank stock transfer powers; and

                                     (ii) The stock books, stock ledgers, minute
books and corporate seals for the Company.

                                     (iii) The supplier agreements described in
Section 5.2(f).

                                 (d) RELEASES. The releases described in Section
5.2(g) hereof.

                                 (e) ACCOUNTANT'S CERTIFICATE. The accountant's
certificate required by Section 3.4(q).

                                 (f) CONSENTS AND ESTOPPEL LETTERS. All
consents, approvals and estoppel letters for the assignment of contracts, leases, purchase orders, sales orders, installation contracts, license agreements, permits and licenses that are to be assigned to Purchaser or acceptable alternate arrangements with respect thereto.

                                 (g) STATE OF CALIFORNIA AND COUNTY CONSENTS.
All consents, approvals and authorizations to be obtained from the State of California and the County of Los Angeles.

                                 (h) TAX GOOD STANDING CERTIFICATE. A receipt
from the taxing authority of the State of California evidencing the filing of all tax reports and the payment in full by the Company of all sales and use taxes imposed.

                                 (i) JDS NOTES. The JDS Notes, duly assigned to
Purchaser or its designee.

                                 (j) OTHER DOCUMENTS. Without limitation by
specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated including, without limitation, all documents and instruments reasonably requested by Purchaser in order to assure himself that he receives good title to the Stock free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, and that the business, conducted by the Company prior to the Closing may continue to be conducted by the Company, with no adverse effect on such business, or the financial condition of the Company, or the business and financial prospects of the Company. Shareholders shall be under no obligation to supply such further documentation and Purchaser may then elect not to close.

                                   ARTICLE VII
                            POST CLOSING OBLIGATIONS

                             7.1 OBLIGATIONS OF SHAREHOLDERS.

                                 (a) COVENANT NOT TO COMPETE. In consideration
of the execution and delivery of this Agreement by Purchaser, and in consideration of the Purchase Price, and as additional consideration therefor, each Shareholder unconditionally agrees that during the Restricted Period (as defined below) each Shareholder will not, directly or indirectly (including, without limitation, as a partner, shareholder, director, officer or employee of, or lender or consultant to, any other person or entity), or in any other capacity within, into or from the Restricted Territory (as defined below) engage in the Business, or any aspect thereof, unless first authorized in writing by Purchaser, which authorization may be withheld in the sole and absolute discretion of Purchaser; provided, however, that Shareholders, individually or jointly, shall have the right to promote "Nail and Skin Care Expositions" throughout the United States and to engage in "other aspects of the beauty business" that are not in competition with the business of the Company as of the Closing Date. "Other aspects of the beauty business" shall include but not be limited to the manufacture and/or sale of shampoos, hair sprays, hair brushes, barrettes, and similar items, whether as business operators or as consultants. For purposes of this Agreement, the term "Restricted Period" shall mean the period ending five (5) years from the date of the Closing. For purposes of this Agreement, the term "Restricted Territory" shall mean worldwide, including the United States. If either Shareholder violates his obligations under this Section 7.1(a) (the "Violating Shareholder"), then the Restricted Period for the Violating Shareholder(s) shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

                                 (b) NONSOLICITATION. In consideration of the
execution and delivery of this Agreement by Purchaser, and in consideration of the payments by Purchaser of the Purchase Price, each Shareholder agrees that for a period of five (5) years following the Closing he will not, directly or indirectly, solicit or cause others to solicit (i) in respect of the Business, any person or other entity that is, or was within the twelve (12) month period immediately prior to the Closing, a customer or supplier of the Company, or (ii) any person who, on the date hereof, is an employee of the Company, for employment or as an independent contractor with any person or entity, unless first authorized in writing by Purchaser, which authorization may be withheld in the sole and absolute discretion of Purchaser. If either Shareholder violates his obligations under this Section 7.1(b), then the time periods hereunder with respect to the breaching Shareholder only, shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

                                 (c) TRADE SECRETS AND OTHER INFORMATION. After
the Closing, neither Shareholder will communicate or divulge to, or use for the benefit of, any person, firm or corporation, other than Purchaser or the Company, or its or their agents and representatives, any of the trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary or confidential information with respect to Purchaser or the Company, and its or their business, financial condition, business operations or methods, or business prospects. The preceding sentence shall not apply to information that (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Shareholders in violation of this Agreement, or (ii) is required to be disclosed by law. Shareholders will advise Purchaser, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, such that Purchaser can seek appropriate legal relief.

                                 (d) CONFIDENTIALITY. At all times after the
Closing, each Shareholder will maintain as confidential the discussions among Shareholders and Purchaser, and the terms and conditions of this Agreement, and the other agreements to be executed in connection herewith, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Purchaser.

                                 (e) EQUITABLE RELIEF. Each Shareholder
acknowledges that the covenants contained in each of paragraphs (a), (b), (c) and (d) of this Section 7.1 are a material inducement for Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, each Shareholder acknowledges that the restrictions contained in each of paragraphs (a), (b), (c) and (d) of this Section 7.1 (including, without limitation, the Restricted Period and the Restricted Territory) are reasonable and necessary for the protection of the business of the Company, and Purchaser's investment in the Company, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by either Shareholder of any of the provisions of any of paragraphs (a), (b), (c) or (d) of this Section 7.1, Purchaser shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining the Shareholder from the activity or threatened activity constituting, or that would constitute, a breach of this Agreement, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such a violation, which right shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled.

                                 (f) SEVERABILITY. Each and every provision set
forth in each of paragraphs (a), (b), (c) and (d) of this Section 7.1 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of any of paragraphs (a), (b), (c) or (d) of this Section 7.1 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

                                 (g) CONSENTS. Each Shareholder shall use his
best efforts and make every good faith attempt to obtain any and all consent and estoppel letters reasonably requested by Purchaser to or in connection with the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, license, permit, agreement or other instrument, that is to be an asset of the Company, or that may be necessary, appropriate or required in order to permit the conduct of the business and operations of the Company after the Closing to be in all respects the same as the conduct of the business and operations of the Company prior to the Closing.

                             7.2 OBLIGATIONS OF BOTH SHAREHOLDERS AND PURCHASER;
FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Stock to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions herein provided.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                             8.1 INDEMNIFICATION BY SHAREHOLDERS.

                                 (a) GENERAL. Each Shareholder jointly and
severally covenants and agrees to defend, indemnify and hold Purchaser and the Company harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any claim, proceeding, action and/or cause of action which Purchaser or the Company may suffer or incur by reason of: (a) the inaccuracy of any of the representations or warranties of Shareholders, or either of them, contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; (b) the failure to comply with, or the breach or default by a Shareholder of any of the covenants, warranties or agreements made by a Shareholder contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; or
(c) any liability or obligation of the Company not reflected, provided for or adequately reserved against on the Closing Balance Sheets. Purchaser shall be entitled to offset against any amount owed by Purchaser to a Shareholder, any amount owed to Purchaser or the Company by Shareholders, or either of them, or any of the Affiliates.

                             8.2 INDEMNIFICATION BY PURCHASER. Purchaser
covenants and agrees to defend, indemnify and hold Shareholders harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any claim, proceeding, action and/or cause of action which Shareholders may suffer or incur by reason of: (a) the inaccuracy of any of the representations or warranties of Purchaser contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; (b) the failure to comply with or the breach or the default by Purchaser of any of the covenants, warranties or agreements made by Purchaser in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; and (c) any act of Purchaser and/or the Company occurring after the Closing.

                             8.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS.
Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within thirty (30) days, the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel of Indemnitor's choice shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                                   ARTICLE IX
                                   TERMINATION

                             9.1 RIGHT TO TERMINATE. Notwithstanding anything to
the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (a) by Shareholders if the conditions precedent set forth in Section 5.1 are not satisfied or waived in writing by Shareholders; or (b) by Purchaser if the conditions precedent set forth in Section 5.2 are not satisfied or waived in writing by Purchaser.

                             9.2 REMEDIES. No party shall be limited to the
termination right granted in Section 9.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                                 (a) PROCEED TO CLOSE. Proceed to Closing
despite the nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                                 (b) DECLINE TO CLOSE. Decline to proceed to
Closing, terminate this Agreement as provided in Section 9.1 hereof, and thereafter seek damages if permitted by, and only to the extent permitted in,
Section 9.3 hereof.

                             9.3 RIGHT TO DAMAGES. If this Agreement is
terminated, no party hereto shall have any liability or obligation to the other except for the forfeiture or refund, as applicable, of the Earnest Money Deposit as set forth in this Section 9.3; provided, however, that each party shall remain liable for any material breach of any of the party's representations and warranties or the terms of this Agreement, or any willful failure by the party to perform any of his or its obligations or agreements contained in this Agreement after all applicable conditions precedent set forth in Article IX have been satisfied by the other party, in which case such nonperforming party shall be liable for all of the other parties' out-of-pocket costs and expenses which were incurred in connection with this Agreement, and all of the other documents related to this transaction, the costs and fees for the audit, and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees). If the Closing does not occur due to either (a) the termination of this Agreement by Shareholders pursuant to
Section 9.1(a) hereof or (b) Purchaser's unwillingness or inability to close the transactions contemplated hereby despite the satisfaction of the conditions precedent set forth in Section 5.2, then Shareholders shall be entitled to retain the Earnest Money Deposit. If the Closing does not occur due to either
(a) the termination of this Agreement by Purchaser pursuant to Section 9.1(b) hereof or (b) the unwillingness or inability of either Shareholder to close the transactions contemplated hereby despite the satisfaction of the conditions precedent set forth in Section 5.1, then Purchaser shall be entitled to a refund of the Earnest Money Deposit.

                                    ARTICLE X
                                  MISCELLANEOUS

                             10.1 DISCLOSURE SCHEDULES. The Disclosure Schedules
referred to in Section 3.3 of this Agreement reflect information supplied to Purchaser in the course of its investigation of the Company. Except with respect to Financial Statements, Shareholders may supplement or amend any Disclosure Schedule from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, including by delivering one or more supplements or amendments to correct any matter which would constitute a breach of any representation or warranty contained herein. No such supplement or amended Disclosure Schedule shall be deemed to cure any breach for purposes of
Section 5.2; however, any such supplement or amendment will be effective to cure and correct for all other purposes any breach of any representation or warranty which would have existed but for such supplement or amendment, and all references to any Disclosure Schedule hereto that is supplemented or amended as provided in this Section 10.1 shall, for all purposes, whether or not the Closing occurs, be deemed to be a reference to such Disclosure Schedule as so supplemented or amended.

                             10.2 ASSIGNABILITY. Purchaser may assign all or
part of its rights under this Agreement to any entity that it controls, is controlled by or is under common control with, and which entity shall assume all of Purchaser's obligations hereunder with respect to the rights so assigned. In the event that Purchaser shall assign its rights under this Agreement, it is hereby agreed (a) that Purchaser shall at all times thereafter be and remain expressly a third-party beneficiary under this Agreement and all documents, instruments and agreements made and entered into pursuant hereto; and (b) Purchaser shall remain liable to Shareholders in all respects as if the assignment were not made if the Assignee is unable to satisfy its financial obligations hereunder.

                             10.3 BROKERS AND FINDERS. Shareholders and
Purchaser each represent and warrant to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other.

                             10.4 COSTS AND EXPENSES. Shareholders and Purchaser
shall each be responsible for their own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses; none of which shall be borne directly or indirectly by the Company.

                             10.5 NOTICES. All notices required or permitted to
be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                If to Shareholders prior to or after the Closing:

                                  Jack Sperling
                                  10341 Vanalden Avenue
                                  Northridge, California  91326

                                  Gary Sperling
                                  29016 Garden Oaks Court
                                  Agoura Hills, California  91301

                                  With a copy to:

                                         Goldfarb, Sturman & Averbach
                                         15760 Ventura Boulevard
                                         Suite 1900
                                         Encino, California  91436
                                         Attention:  Martin L. Sturman, Esq.
                                         Fax:  (818) 905-7173


                     If to Purchaser:

                                  Leopold Styling Products, Inc.
                                  5330 South Grape Lane
                                  Greenwood Village, Colorado  80121
                                  Attention:  Kenneth Bernstein
                                  Fax:  (303) 741-5569

                                  and

                                  6105 North Palo Cristi Drive
                                  Paradise Valley, Arizona  85253
                                  Attention:  Sam Leopold
                                  Fax:  (602) 468-3389

                                  With a copy to:

                                         O'Connor, Cavanagh, Anderson, Westover,
                                           Killingsworth & Beshears, P.A.
                                         One East Camelback Road, Suite 1100
                                         Phoenix, Arizona  85012-1656
                                         Attention:  Robert S. Kant, Esq.
                                         Fax:  (602) 263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                             10.6 ENTIRE AGREEMENT. This Agreement constitutes
the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule shall be considered incorporated into this Agreement. This Agreement may not be amended, modified, supplemented or otherwise altered in any respect except by an agreement in writing signed by the parties hereto. This Agreement supersedes all prior written or oral agreements between or among Purchaser and Shareholders.

                             10.7 WAIVERS. The failure in any one or more
instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

                             10.8 COUNTERPARTS. This Agreement may be executed
in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                             10.9 SEVERABILITY. The invalidity of any provision
of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                             10.10 APPLICABLE LAW. This Agreement shall be
governed by and construed and enforced in accordance with the internal laws of the State of Arizona without regard to the conflicts of laws principles of such state.

                             10.11 CONSTRUCTION. The parties hereto acknowledge
and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

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                             IN WITNESS WHEREOF, the parties hereto have
executed this Agreement as of the date first above written.

                                  SHAREHOLDERS:

                                  /s/ JACK SPERLING
                                  ---------------------------------------
                                  JACK SPERLING

                                  /s/ GARY SPERLING
                                  ---------------------------------------
                                  GARY SPERLING



                                   PURCHASER:

                                   Leopold Styling Products Inc., a Delaware corporation



                                   By: /s/ SAM LEOPOLD
                                      -----------------------------------
                                   Its: CEO, Vice President, Secretary
                                      -----------------------------------
                                        and Treasurer
                                      -----------------------------------


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